EXHIBIT 99.1

Heritage Oaks Bancorp Announces Amendment to Share Repurchase Program

PASO ROBLES, Calif., July 22, 2016 (GLOBE NEWSWIRE) -- Heritage Oaks Bancorp (the "Company") (Nasdaq:HEOP), a bank holding company and the parent of Heritage Oaks Bank, announced today that it has amended its stock repurchase program to, among other things, extend the program beyond its originally disclosed expiration date.  Under the amended plan, which is a written plan designed to be compliant with Rule 10b5-1 and Rule 10b-18, the Company may repurchase up to $5,000,000 of its outstanding common stock.  Repurchase program activity pursuant to the amendments to the plan may commence on August 6, 2016 and continue until February 8, 2017, the amended plan's new expiration date, or expire earlier upon completion of the repurchase of $5,000,000 of the Company's common stock in addition to what has been already purchased under the program, as well as under certain other circumstances set forth in the amended plan. The Company has no obligation to repurchase any shares under this program and may suspend or discontinue it at any time. All shares repurchased as part of the repurchase program will be cancelled and therefore no longer available for reissuance.

"We continue to believe the repurchase of our common stock represents an attractive investment opportunity for the Company, and the extension of this repurchase program reflects our commitment to deploying our capital in ways that will create value for our shareholders," said Simone Lagomarsino, Chief Executive Officer of Heritage Oaks Bancorp and Heritage Oaks Bank. "Our current capital ratios afford us the opportunity to repurchase shares of our common stock, while still maintaining sufficient capital to continue growing our franchise in a safe and sound manner."

About Heritage Oaks Bancorp and Heritage Oaks Bank

With $1.9 billion in assets, Heritage Oaks Bancorp is headquartered in Paso Robles, California and is the holding company for Heritage Oaks Bank.  Heritage Oaks Bank operates two branch offices each in Paso Robles and San Luis Obispo; single branch offices in Atascadero, Templeton, Cambria, Morro Bay, Arroyo Grande, Santa Maria, Goleta and Santa Barbara; as well as a single loan production office in Ventura/Oxnard.  Heritage Oaks Bank conducts commercial banking business in San Luis Obispo, Santa Barbara, and Ventura counties. Visit Heritage Oaks Bank on the Web at www.heritageoaksbank.com. By including the foregoing website address, Heritage Oaks Bancorp does not intend to, and shall not be deemed to incorporate by reference any material contained therein.

The Heritage Oaks Bancorp logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7045

Forward Looking Statements

Certain statements in this press release, including, without limitation, statements containing the words “believes”, “anticipates”, “intends”, “expects”, and words of similar impact, constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include: the continuing relative softness in the overall economy, including the California real estate market; the effect of the current low interest rate environment or changes in interest rates on our net interest margin; our ability to  attract and retain qualified employees; a failure or breach of our operational security systems or infrastructure or those of our customers, our third party vendors or other service providers, including as a result of a cyber-attack; any compromise in the secured transmission of personal, financial and/or  confidential information over public networks, including theft of confidential information followed by fraudulent or other illegal activity; environmental conditions, including the prolonged drought in California, natural disasters such as earthquakes, landslides, and wildfires that may disrupt business, impede operations, or negatively impact the ability of certain borrowers to repay their loans and/or the values of collateral securing loans; the possibility of an unfavorable ruling in a legal matter, and the potential impact that it may have on earnings, reputation, or the Bank’s operations; and the possibility that any expansionary activities will be impeded while the FDIC’s and CA DBO’s joint BSA Consent Order remains outstanding, and/or that we will be unable to comply with the requirements set forth in the BSA Consent Order, which could result in restrictions on our operations, and other risks descried in our annual report on Form 10-K that is on file with the Securities and Exchange Commission.  (Please see the Company’s Risk Factors included in the Company’s Annual Report most recent Form 10-K filed on March 4, 2016).  The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

CONTACTS:
Simone Lagomarsino, President and CEO
Jason Castle, Executive Vice President and Chief Financial Officer
805-369-5200